UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(b) New Independent Accounting Firm

On April 11, 2018 the Audit Committee of our Board of Directors approved the appointment of Manohar Chowdhry & Associates (“MCA”) as our new independent registered public accounting firm for the financial year ending March 31, 2018 and March 31, 2019.  The appointment is subject to ratification by the IGC stockholders at the 2018 Annual Meeting of Stockholders.

Manohar Chowdhry & Associates is a public accounting firm registered with the PCAOB and is based in India, where they have 12 offices including Bangalore, Chennai and Kochi, plus one office in Dubai. The firm has 24 partners and about 350 employees and trainees. Their clients include companies based out of US.  Manohar Chowdhry & Associates is ranked as one of the premier firms in South India.

During the two most recent fiscal years ended March 31 and through March 31, 2018, neither we nor anyone acting on our behalf consulted with MCA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that MCA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

16.1      Letter to the Securities and Exchange Commission from Manohar Chowdhry & Associates, Chartered Accountants, regarding the matters disclosed in Item 4.01 of this Current Report on Form 8-K

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: April 11, 2018	By:	/s/ Ram Mukunda
Ram Mukunda Chief Executive Officer and President (Principal Executive Officer)